UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2011

ORACO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54472	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 Brookview Drive, Rochester, NY	14617
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 279-6260

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Oraco intends to deliver a presentation to investors. Oraco’s presentation addresses its present and future business prospects. A copy of the presentation is attached hereto as Exhibit 99.2.

The presentation contains forward-looking statements. These forward-looking statements are based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of November 21, 2011. Oraco does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by the forward-looking statements.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Section 8 – Other Events

Item 8.01 Other Events.

On November 21, 2011, Oraco issued a press release announcing that it has strengthened its holdings by reviving contractual rights for the disposition of diamonds, gold, and any other minerals recovered in an approximately 10 acre area of mineral rich Boroma, Sierra Leone. A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Incorporated by reference
Exhibit Number	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
99.1	Presentation – Dated November 21, 2011	X
99.2	Press Release – Dated November 21, 2011	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By: /S/ Bradley Rosen
Bradley Rosen, Chief Executive Officer

Date: November 22, 2011